Exhibit 99.1

Live Ventures to Acquire Lonesome Oak Trading Co.

Lonesome Oak had 2018 fiscal year revenue of approximately $48 million

LAS VEGAS, November 6, 2019 – Live Ventures Incorporated (Nasdaq: LIVE), a diversified holding company, today announced that one of its subsidiaries has entered into an agreement to acquire all of the outstanding stock of Lonesome Oak Trading Co., a leading carpet manufacturer. The acquisition is expected to close in the fourth calendar quarter of this year.

Lonesome Oak, located in the Dalton, Georgia area, is a tufted textile (carpet) manufacturer that sells carpet domestically and internationally. In addition, Lonesome Oak also purchases and resells hardwood flooring and luxury vinyl tile in the United States. Lonesome Oak maintains over 433,000 square feet of facility space and employs 282 full-time employees.

The acquisition of Lonesome Oak is expected to increase Live Ventures’ consolidated revenues by approximately 50% in its manufacturing segment to more than $130 million per year.

“The addition of Lonesome Oak to our portfolio solidifies Live’s commitment to strategic growth in core operating areas. With the additions of substantial production capacity, equipment, and human capital, Live expects strong growth in its Marquis’ business” said Jon Isaac, Live Ventures’ President and Chief Executive Officer.

“We believe that Lonesome Oak will be a great bolt-on acquisition for Marquis Industries,” said Wes Godfrey, Chief Executive Officer of Marquis Industries. “Lonesome Oak and Marquis have complementary lines of business, which we believe will enable Marquis to grow and realize significant operating and cost synergies, with the ultimate goal of sustainably increasing free cash flow.”

About Live Ventures

Live Ventures Incorporated, originally incorporated in 1968, is a diversified holding company with a strategic focus on acquiring profitable companies that have demonstrated a strong history of earnings power. Through its subsidiary Marquis Industries, the company manufactures and sells residential and commercial carpets primarily in North America. Marquis Industries also designs, sources and sells hard-surface flooring. Through its subsidiary Vintage Stock, an award-winning entertainment retailer, the company sells new and pre-owned movies, classic and current generation video games and systems, music on CD & LP, collectible comics, books, toys, and more. Vintage Stock, through its stores and website, ships product worldwide directly to the customer's doorstep. Through its subsidiary ApplianceSmart, the company sells new major household appliances in the United States through a chain of company-owned retail stores operating under the name ApplianceSmart®.

Forward-Looking and Cautionary Statements

The use of the word “company” or “Company” refers to Live Ventures Incorporated and its wholly-owned subsidiaries.  This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding: the timing of the closing of the acquisition of Lonesome Oak, the expected increase in Live’s consolidated revenues, and the realization of significant operating and cost synergies with a goal of sustainably increasing free cash flow. In accordance with the safe harbor provisions of this Act, statements contained herein that look forward in time that include everything other than historical information, involve risks and uncertainties that may affect the company’s actual results. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar statements and include statements relating to optimizing the Company’s capital structure. Live Ventures may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission (the “SEC”) on Forms 10-K and 10-Q, Current Reports on Form 8-K, in its annual report to stockholders, in press releases and other written materials, and in oral statements made by its officers, directors or employees to third parties. There can be no assurance that such statements will prove to be accurate and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the company, including, but not limited to, plans and objectives of management for future operations or products, the market acceptance or future success of our products, and our future financial performance. The company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the company’s Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 2018 (available at http://www.sec.gov). Live Ventures undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.